Exhibit 1.1

AVINGER, INC.

(a Delaware corporation)

8,572,000 Shares of Common Stock

UNDERWRITING AGREEMENT

August 11, 2016

Canaccord Genuity Inc.

Cowen and Company, LLC

as Representatives of the several Underwriters

c/o Canaccord Genuity Inc.

350 Madison Avenue

New York, NY  10017

c/o Cowen and Company, LLC

599 Lexington Avenue, 27th Floor

New York, NY  10022

Ladies and Gentlemen:

Avinger, Inc., a Delaware corporation (the “Company”), confirms its agreement with Canaccord Genuity Inc.  (“Canaccord”), Cowen and Company, LLC (“Cowen”) and each of the other underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as provided in Section 10 hereof), for whom Canaccord and Cowen are acting as representatives (in such capacity, the “Representatives”) with respect to (i) the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) set forth in Schedule A hereto and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 1,285,800 additional shares of Common Stock solely to cover over-allotments, if any, pursuant to this Underwriting Agreement (this “Agreement”). The aforesaid 8,572,000 shares of Common Stock (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the 1,285,800 shares of Common Stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are herein called, collectively, the “Securities.”

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (No. 333-209368) covering the public offering and sale of certain securities, including the Securities, under the Securities Act of 1933, as amended (the “1933 Act”) and the rules and regulations promulgated thereunder (the “1933 Act Regulations”). As used herein “Registration Statement,” means such registration statement as amended by any post-effective amendments thereto, including the exhibits and any schedules thereto, the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof pursuant to Rule 430B under the 1933 Act Regulations (the “Rule 430B Information”). Each preliminary prospectus used in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are collectively referred to herein as a “preliminary prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus relating to the Securities in accordance with the provisions of Rule 424(b) (“Rule 424(b)”) of the 1933 Act Regulations. Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein called the “Rule 462(b) Registration Statement” and, after such filing, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The final prospectus, in the form first furnished or made available to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”).

As used in this Agreement:

“Applicable Time” means 7:15 A.M., New York City time, on August 11, 2016 or such other time as agreed by the Company and the Representatives.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the most recent preliminary prospectus that is distributed to investors prior to the Applicable Time and the information included on Schedule B-1 hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433 (the “Bona Fide Electronic Road Show”)), as evidenced by its being specified in Schedule B-2 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “1934 Act”), incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, at or after the execution and delivery of this Agreement.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time, the Closing Time (as defined below) and any Date of Delivery (as defined below), and agrees with each Underwriter, as follows:

(i) Registration Statement and Prospectuses. Each of the Registration Statement and any amendment thereto has been declared effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus delivered by the Company to the Underwriters for use in connection with this offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”).

(ii) Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time, at the Closing Time or at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The representations and warranties in this Section 1(a)(ii) shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package, the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the statements relating to the concession figures under the heading “Underwriting-Commissions and Discounts” and statements relating to stabilization under the heading “Underwriting-Price Stabilization, Short Positions and Penalty Bids” in each case contained in the Prospectus (collectively, the “Underwriter Information”).

(iii) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

(iv) Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(v) Emerging Growth Company Status. As of the date hereof, the Company is an “emerging growth company” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(vi) [Reserved]

(vii) Independent Accountants. Ernst & Young LLP, who certified the financial statements and supporting schedules incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants as required by the 1933 Act, the 1933 Act Regulations and the Public Company Accounting Oversight Board.

(viii) Financial Statements; Non-GAAP Financial Measures. The financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company at the dates indicated and its results of operations, stockholders’ equity and cash flows for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except for any preparation of non-GAAP measures). The supporting schedules, if any, present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act, and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable.

(ix) No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company, other than those in the ordinary course of business, which are material to the Company, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(x) Good Standing of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  The Company has requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(xi) Subsidiaries. The Company does not have, and has not had, any subsidiaries.

(xii) Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the General Disclosure Package and the Prospectus as of the date or dates set forth therein. The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company. Except as described in or expressly contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company, any such convertible or exchangeable securities or any such rights, warrants or options.

(xiii) Stock Options.  With respect to the outstanding stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company (the “Company Stock Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986 , as amended (the “Code”), so qualified, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans and all other applicable laws and regulatory rules or requirements, except where the failure to comply with such laws, regulatory rules or requirements would not result in a Material Adverse Effect, and (iv) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company included in the Registration Statement, the General Disclosure Package and the Prospectus, to the extent required under GAAP to be accounted for in such financial statements.

(xiv) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xv) Authorization and Description of Securities. The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company. The capital stock of the Company conforms in all material respects to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus. No holder of Securities will be subject to personal liability solely by reason of being such a holder.

(xvi) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the 1933 Act pursuant to this Agreement, other than those rights that have been disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and have been waived or satisfied.

(xvii) Absence of Violations, Defaults and Conflicts. The Company is not (A) in violation of its charter or by-laws, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company is a party or by which it may be bound or to which any of the properties or assets of the Company is subject (collectively, “Agreements and Instruments”), except for such defaults that would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of (i) the provisions of the charter or by-laws of the Company or (ii) any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity, except with respect to clause (ii), such violations as would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company.

(xviii) Absence of Labor Dispute. No labor dispute with the employees of the Company exists or, to the knowledge of the Company, is imminent, and the Company has no knowledge of any existing or imminent labor dispute by the employees of any of its principal suppliers, manufacturers, customers or contractors.

(xix) Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened against the Company, which would reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect, or which would reasonably be expected to, singly or in the aggregate, materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder.

(xx) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(xxi) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the NASDAQ Stock Market LLC, state securities laws or the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xxii) Possession of Licenses and Permits. The Company possesses such permits, licenses, certificates, approvals, clearances, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, including, without limitation, all such Governmental Licenses required by the United States Food and Drug Administration (the “FDA”) and CE marking approval in the European Union, except where the failure so to possess would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. The Company is in compliance with the terms and conditions of all Governmental Licenses and, to the Company’s knowledge, no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or result in any other material impairment of the rights of the holder of any Government License, except where the failure so to comply would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect. The Company (a) has not received notice of any ongoing claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any U.S. or non-U.S. Governmental Entity or third party alleging that any product, operation or activity is in violation of any Health Care Laws (as defined below) or Governmental Licenses and has no knowledge that any such Governmental Entity or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (b) has not received notice that the FDA or any other Governmental Entity has taken, is taking or intends to take regulatory action, including, without limitation, any FDA Form 483 notice of adverse finding, warning letter, untitled letter or similar correspondence or notice, and has no knowledge that the FDA or any other Governmental Entity is considering such action; (c) has not, either voluntarily or involuntarily, initiated, conducted, or issued or caused to be initiated, conducted or issued, any recall, safety alert, or similar notice or action relating to any alleged product defect or violation of Health Care Laws; and (d) is not a party to any corporate integrity agreement, deferred prosecution agreement, monitoring agreement, consent decree, settlement order, or similar agreements, or has any reporting obligations pursuant to any such agreement, plan or correction or other remedial measure entered into with any Governmental Entity. Neither the Company nor its officers, directors, employees, agents or contractors have been or are currently excluded from participation in the Medicare and Medicaid programs or any other state or federal health care program.

(xxiii) Compliance with Healthcare Laws. Except as would not reasonably be expected to have a Material Adverse Effect, the Company is conducting its business in compliance with all applicable health care laws, rules, and regulations of each jurisdiction in which it conducts its business (collectively, the “Health Care Laws”), including, without limitation, (A) the Federal Food, Drug and Cosmetic Act (21 U.S.C. §§ 301 et seq.), and the rules and regulations promulgated thereunder (as amended, collectively, the “FFDCA”), (B) all applicable federal and state fraud and abuse laws, including, without limitation, the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7(b)), the Stark Law (42 U.S.C. §1395nn), the civil False Claims Act (31 U.S.C. § 3729 et seq.), the administrative False Claims Law (42 U.S.C. § 1320a-7b(a)), Sections 1320a-7 and 1320a-7a of Title 42 of the United States Code and the regulations promulgated pursuant to such statutes, (C) the administrative simplification provisions of the Health Insurance Portability and Accountability Act of 1996 (18 U.S.C. §§669, 1035, 1347 and 1518; 42 U.S.C. §1320d et seq.) as amended by the Health Information Technology for Economic and Clinical Health Act of 2009 and the regulations promulgated thereunder, (D) the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (42 U.S.C. §1395w-101 et seq.) and the regulations promulgated thereunder, (E) the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Affordability Reconciliation Act of 2010, (F) Medicare (Title XVIII of the Social Security Act) and the regulations promulgated thereunder, and (G) Medicaid (Title XIX of the Social Security Act) and the regulations promulgated thereunder, each of such applicable laws, rules and regulations as may be amended from time to time.

(xxiv) Clinical Studies. The clinical, pre-clinical and other studies and tests conducted by or on behalf of the Company or in which the Company or its products or product candidates has participated, were and, if still pending, are being conducted in accordance with experimental protocols, procedures and controls and with all applicable local, state, federal and foreign laws, rules, regulations and guidances, including, without limitation, the FFDCA. None of the descriptions of the tests and preclinical and clinical studies, conducted by or on behalf of the Company contained in the Registration Statement, the General Disclosure Package and the Prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Company is not aware of any studies, tests or trials the results of which the Company believes reasonably call into question the study, test or trial results described or referred to in the Registration Statement, the General Disclosure Package and the Prospectus when viewed in the context in which such results are described and the clinical state of development. Except to the extent disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no investigational device exemption filed by or on behalf of the Company with the FDA or a Governmental Entity has been terminated or suspended by the FDA or Governmental Entity, and neither the FDA nor any Governmental Entity has commenced, or, to the knowledge of the Company, threatened to initiate, any action to place a clinical hold order on, or otherwise terminate or suspend any ongoing studies, tests or preclinical or clinical trials or investigations conducted or proposed to be conducted by or on behalf of the Company.

(xxv) Fraud and Abuse. The Company is not the subject of any pending or, to the knowledge of the Company, threatened investigation in respect of the Company or the Company’s products, by the FDA pursuant to its “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” Final Policy set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto. Neither the Company nor, to the knowledge of the Company, any of its officers, employees or agents has been convicted of any crime or engaged in any conduct that could result in a debarment or exclusion (A) under 21 U.S.C. Section 335a, or (B) any similar applicable law. As of the date hereof, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no claims, actions, proceedings or investigations that would reasonably be expected to result in such a debarment or exclusion are pending against the Company or, to the knowledge of the Company, any of its officers, employees or agent, or, to the knowledge of the Company, threatened against the Company or any of its officers, employees or agents.

(xxvi) Title to Property. The Company has good and marketable title to all real property owned by it and good title or valid leases to all personal property owned by it, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances (except for customary easements and rights of way) of any kind except such as (A) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (B) do not, singly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company; and all of the leases and subleases material to the business of the Company and under which the Company holds properties described in the Registration Statement, the General Disclosure Package or the Prospectus, are in full force and effect, and the Company has not received any written notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company to the continued possession of the leased or subleased premises under any such lease or sublease.

(xxvii) Possession of Intellectual Property. Except as would not reasonably be expected to have a Material Adverse Effect, (i) the Company owns all right, title and interest in or otherwise have the right to use all patents, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names and other intellectual property rights (collectively, “Intellectual Property”) that is necessary for, used or held for use in, or otherwise exploited in connection with, the conduct of the business now operated by them and as proposed to be operated, and (ii) to the Company’s knowledge, the Company is not infringing, misappropriating, diluting or otherwise violating the Intellectual Property of any third party. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or as would not reasonably be expected to have a Material Adverse Effect, (i) no action, suit, claim, or other proceeding is pending, or to the Company’s knowledge, is threatened, alleging that the Company is infringing, misappropriating, diluting, or otherwise violating the Intellectual Property of any third party in any respect, (ii) to the Company’s knowledge, no third party is infringing, misappropriating, diluting, or otherwise violating the Company’s Intellectual Property in any respect, and (iii) no action, suit, claim, or other proceeding is pending, or to the Company’s knowledge, is threatened, challenging the validity, enforceability, scope, registration, ownership or use of any Intellectual Property of the Company that is, singly or in the aggregate, necessary to its business (with the exception of office actions in connection with applications for the registration or issuance of such Intellectual Property).

(xxviii) Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect, (A) the Company is not in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company and (D) to the knowledge of the Company, there are no existing events, conditions or facts that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company relating to Hazardous Materials or any Environmental Laws.

(xxix) Disclosure Controls.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.

(xxx) Accounting Controls. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company maintains effective internal control over financial reporting (as defined under Rule 13a-15 and 15d-15 of the 1934 Act Regulations) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxxi) Payment of Taxes. All United States federal income tax returns of the Company required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided other than as would not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect. The Company has filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company, other than as would not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are believed to be adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not reasonably be expected to result in a Material Adverse Effect.

(xxxii) Insurance. The Company carries or is entitled to the benefits of insurance, with reputable insurers, in such amounts and covering such risks as is reasonably prudent and customary in the businesses in which it is engaged, and all such insurance is in full force and effect. The Company has no reason to believe that it will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. The Company has not been denied the issuance of any material insurance policies which it has sought or for which it has applied in the prior three years, except for any applications still pending.

(xxxiii) Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxxiv) Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed, or would reasonably be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xxxv) No Integration. The Company has not sold or issued any securities that would be integrated with the offering of the Common Stock contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission.

(xxxvi) ERISA. Other than as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect and except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (i) no “employee benefit plan” (as defined in Section 3(3) of ERISA), for which the Company would have any liability (whether absolute or contingent) (each a “Plan”) has experienced a failure to satisfy the “minimum funding standard” (as defined in Section 302 of the Employee Retirement Income Security Act of 1974, as amended, (“ERISA”) or Section 412 of the Internal Revenue Code of 1986, as amended (the “Code”)), or other event of the kind described in Section 4043(c) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) or any similar minimum funding failure event with respect to any Plan (other than a Plan that under applicable law is required to be funded by a trust or funding vehicle maintained exclusively by a governmental authority) that is maintained outside of the United States primarily for the benefit of persons substantially all of whom are nonresident aliens (ii) each Plan is in compliance in all respects with applicable law, including, without limitation, ERISA and the Code; (iii) other than in the ordinary course, neither the Company nor any trade or business, whether or not incorporated, that, together with the Company, would be deemed to be a “single employer” within the meaning of Section 4001(b)(1) of ERISA or Section 414(b), 414(c), 414(m) or 414(o) of the Code has incurred or reasonably expects to incur any liability with respect to any Plan (A) under Title IV of ERISA or (B) in respect of any post-employment health, medical or life insurance benefits for former, current or future employees of the Company, except as required to avoid excise tax under Section 4980B of the Code and except, on a case by case basis, limited extensions of health insurance benefits (for a period of no more than 18 months post-employment) to former employees receiving severance payments from the Company; and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which could cause the loss of such qualification. The Company is not, nor at any time during the last three years has the Company been, a party to any collective bargaining agreement or other labor agreement with respect to employees of the Company. There are no pending, or, to the Company’s knowledge, threatened, activities or proceedings by any labor union or similar entity to organize any employees of the Company. No labor dispute with, or labor strike, work stoppage or other material labor disturbance by, the employees of the Company exists or to the Company’s knowledge is imminent.

(xxxvii) Foreign Corrupt Practices Act. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxviii) Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxix) OFAC. Neither the Company nor, to the knowledge of the Company, its directors, officers, agents, employees, affiliates or representatives (each, a “Person” ) are currently the subject of sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority applicable to the Company (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company does not intend to, directly or indirectly, use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(xl) Lending Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company (A) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (B) does not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of any Underwriter.

(xli) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate in all material respects and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(xlii) Accuracy of Descriptions. The statements set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Common Stock and under the caption “Material United States Federal Income Tax Consequences to Non-U.S. Holders of Our Common Stock” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair summaries.

(xliii) Stock Exchange Listing. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act and is listed on the Nasdaq Global Market; the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq Global Market; the Company has not received any notice that it is out of compliance with the listing or maintenance requirements of the Nasdaq Global Market and the Company is, and will continue to be, in material compliance with all such listing and maintenance requirements; and the Company has not received any notification that the Commission or the Nasdaq Global Market is contemplating terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq Global Market.

(xliv) Maintenance of Rating. The Company does not have any securities rated by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the 1933 Act).

(xlv) Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any other person required to be described in the Registration Statement, any preliminary prospectus, the Prospectus and the General Disclosure Package which have not been described as required. The General Disclosure Package contains in all material respects the same description of the matters set forth in the preceding sentence contained in the Prospectus.

(xlvi) Brokers. Except for the underwriting discounts and commissions payable to the Underwriters as described in the Registration Statement, the General Disclosure Package and the Prospectus, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(xlvii) No Stabilization.  The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(xliii) Margin Rules.  The application of the proceeds received by the Company from the issuance, sale and delivery of the Securities as described in the Registration Statement, the General Disclosure Package and the Prospectus will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(xlix) Forward-Looking Statements.  No forward-looking statement (within the meaning of Section 27A of the Securities Act) contained in the Registration Statement, the General Disclosure Package or the Prospectus has been made or reaffirmed by the Company without a reasonable basis or has been disclosed by the Company other than in good faith.

(l) Sarbanes-Oxley Act.  There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans.

(li) FINRA Affiliations.  There are no affiliations or associations between any member of FINRA and any of the Company’s officers, directors or 5% or greater securityholders.

(b) Officer’s Certificates. Any certificate signed by any officer of the Company delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company (and not by such officer in his or her personal capacity) to each Underwriter as to the matters covered thereby.

SECTION 2. Purchase of the Securities by the Underwriters.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule A hereto, that number of Initial Securities set forth in Schedule A hereto opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 1,285,800 shares of Common Stock solely to cover over-allotments, if any, at the price per share set forth in Schedule A hereto, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part at any time upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A hereto opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(c) Payment. Payment of the purchase price for, and delivery of, the Initial Securities shall be made at the offices of Jones Day, 1755 Embarcadero Road, Palo Alto, CA 94303, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (New York City time) on August 16, 2016 (unless postponed in accordance with the provisions of Section 10 hereof), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”). Delivery of the Securities shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct.

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to bank accounts designated by the Company against delivery to the Representatives for the respective accounts of the Underwriters of the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase.  Each of the Representatives, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d) Denominations; Registration. The Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be.

SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b) hereof, will comply with the requirements of Rule 430B, and will notify the Representatives promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall have been filed or been declared effective or any amendment or supplement to the Prospectus, any Issuer Free Writing Prospectus shall have been filed or distributed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein, or for additional information, including, but not limited to, any request for information concerning any oral or written communication with potential investors and undertaken in reliance on Section 5(d) of the Securities Act., (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus, the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement, (v) of the occurrence of any event or development at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities (the “Prospectus Delivery Period”) as a result of which the Prospectus, the General Disclosure Package, any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the General Disclosure Package, any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; and (vi) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will use commercially reasonable efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any preliminary prospectus, the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will use commercially reasonable efforts to obtain as soon as possible the withdrawal thereof.

(b) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations during the Prospectus Delivery Period so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time during the Prospectus Delivery Period any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Representatives notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall reasonably object unless the Company reasonably believes that the failure to file or use such amendment or supplement would constitute a violation of law or subject it to liability. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company has given the Representatives notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object unless the Company reasonably believes that the failure to file or use such amendment or supplement would constitute a violation of law or subject it to liability.

(c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and to counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as the Representatives may reasonably request on behalf of the Underwriters, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Blue Sky Qualifications. The Company will use its commercially reasonable efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(h) Listing. The Company will use its commercially reasonable efforts to cause the Securities to be listed on the Nasdaq Stock Market LLC, subject to notice of issuance, and to maintain the listing of the Common Stock (including the Securities) on the NASDAQ Stock Market LLC.

(i) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectus (the “Lock-Up Period”), the Company will not, without the prior written consent of Canaccord and Cowen, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of shares of Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of shares of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (C) shares of Common Stock issued by the Company as a result of anti-dilution provisions in the Company’s amended and restated certificate of incorporation as then in effect, or (D) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to employee benefit plans of the Company referred to in the Registration Statement, the General Disclosure Package and the Prospectus; provided that, in each case, the recipient of such shares of Common Stock or other securities is subject to substantially the same restrictions as those contained in this Section 3(i).

(j) Reporting Requirements. The Company, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations. Additionally, the Company shall report the use of proceeds from the issuance of the Securities to the extent required under Rule 463 under the 1933 Act.

(k) Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representatives will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule B-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an “issuer free writing prospectus,” as defined in Rule 433. The Company represents that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(l) Emerging Growth Company Status. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Shares within the meaning of the Securities Act and (b) completion of the 90-day restricted period referred to in Section 3(i) hereof.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the Securities pursuant to this Agreement, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters or the sale of the Securities by the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of a blue sky survey and any supplement thereto, provided however that such fees and disbursements of counsel for the Underwriters shall not exceed $5,000, (vi) the fees and expenses of any transfer agent or registrar for the Securities, (vii) the reasonable out-of-pocket costs and expenses of the Company relating to investor presentations or any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged by the Company in connection with the road show presentations, travel and lodging expenses of the representatives and employees of the Company and any such consultants, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by, and clearance of the offering with, FINRA of the terms of the sale of the Securities, provided however that such fees and disbursements of counsel for the Underwriters shall not exceed $10,000, (ix) the fees and expenses incurred in connection with the listing of the Securities on the NASDAQ Stock Market LLC, (x) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the third sentence of Section 1(a)(ii) and (xi) all other reasonable out-of-pocket expenses incurred by the Underwriters in connection with the offering of the Securities, including travel, document production and distribution and database and research expenses and the reasonable fees and disbursements of the Underwriters’ outside legal counsel documented in writing, provided however that such expenses, fees and disbursements shall not exceed $100,000. It is understood and agreed that except as otherwise provided in this Section 4(a), the Underwriters shall pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on their resale of any of the Securities, travel and lodging costs and expenses of the Representatives related to the road show and any advertising expenses connected with any offers made.

(b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a)(i), 9(a)(iii) or Section 11 hereof, the Company shall reimburse the Underwriters for their out-of-pocket expenses, including the fees and disbursements of counsel for the Underwriters.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company of the covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement; Rule 430B Information. The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information to the reasonable satisfaction of counsel to the Company and counsel to the Underwriters. A prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430B.

(b) Opinion of Counsel for Company. At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time and relating to the Initial Securities, of Wilson Sonsini Goodrich & Rosati, counsel for the Company, in the form and substance set forth in Exhibit A hereto.

(c) Opinion of Counsel for Underwriters. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Jones Day, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, in form and substance reasonably satisfactory to the Representatives, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(d) Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any Material Adverse Effect, and the Representatives shall have received a certificate of the Chief Executive Officer or the President of the Company and of the chief financial or chief accounting officer of the Company, dated the Closing Time, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.

(e) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter, dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(f) Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from Ernst & Young LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section 5, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(g) No Objection. FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities.

(h) Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit B hereto signed by the persons listed on Schedule D hereto.

(i) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i) Officers’ Certificate. A certificate, dated such Date of Delivery, of the Chief Executive Officer or the President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.

(ii) Opinion of Counsel for Company. If requested by the Representatives, the favorable opinion of Wilson Sonsini Goodrich & Rosati, counsel for the Company, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(iii) Opinion of Counsel for Underwriters. If requested by the Representatives, the favorable opinion of Jones Day, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(iv) Opinion of Patent Counsel for Company. If requested by the Representatives, the favorable opinion of Shay Glenn LLP, patent counsel for the Company, dated such Date of Delivery, relating to the Company’s intellectual property and otherwise to the same effect as the opinion required by Section 5(n) hereof.

(v) Bring-down Comfort Letter. If requested by the Representatives, a letter from Ernst & Young LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(f) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(j) Additional Documents. At the Closing Time and at each Date of Delivery (if any), the Representatives and counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(k) Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that Sections 1, 6, 7, 8, 15 and 16 shall survive any such termination and remain in full force and effect.

(l) Delivery of Prospectuses. The Company shall have complied with the provisions of Section 3(d) hereof with respect to the furnishing of prospectuses on the business day next succeeding the date hereof.

(m) Approval of Listing. At the Closing Time, the Securities shall have been approved for listing on the NASDAQ Global Market, subject only to official notice of issuance.

(n) Opinion of Patent Counsel for Company. At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time and relating to the Company’s intellectual property, of Shay Glen LLP, patent counsel for the Company, in form and substance reasonably satisfactory to the Underwriters.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or (B) in any materials or information provided to investors by, or with the prior written approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of one counsel (in addition to any relevant local counsel) chosen by Canaccord and Cowen), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including the Rule 430B Information, any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b) Indemnification of Company, Directors and Officers. Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information, any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Sections 6(a) above, counsel to the indemnified parties shall be selected by Canaccord and Cowen, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any relevant local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) hereof effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers and directors, or any person controlling the Company and (ii) delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, in the judgment of Canaccord and Cowen, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, a Material Adverse Effect, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of Canaccord and Cowen, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NASDAQ Stock Market LLC, or (iv) if trading generally on the New York Stock Exchange or on the NASDAQ Stock Market LLC has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by either federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 9(b), 11, 15 and 16 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters reasonably satisfactory to the Company, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii) if the number of Defaulted Securities equals or exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase, and the Company to sell, the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 4 hereof and provided further that Sections 1, 6, 7, 8, 9(b), 11, 15 and 16 shall survive such termination and remain in full force and effect.

No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either (i) the Representatives or (ii) the Company shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements.

SECTION 11. Default by the Company.  If the Company shall fail at the Closing Time or a Date of Delivery, as the case may be, to sell the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any nondefaulting party; provided, however, that the provisions of Sections 1, 4, 6, 7, 8, 9(b), 11, 15 and 16 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives c/o Canaccord Genuity Inc., 350 Madison Avenue, New York, New York, 10017, Attention: Syndicate Department, and c/o Cowen and Company LLC, 599 Lexington Avenue, 27th Floor, New York NY 10022, Attention: General Counsel (facsimile: (646) 562-1269); and notices to the Company shall be directed to it at Avinger, Inc., 400 Chesapeake Drive, Redwood City, CA 94063, Attention: Chief Financial Officer (facsimile: (650) 241-7900).

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

SECTION 13. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or its respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and the Company has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 14. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.  In all dealings hereunder, the Representatives, acting jointly, shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives, acting jointly.

SECTION 15. Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 16. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 17. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 18. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 20. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 21. Entire Agreement. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters with respect to the subject matter hereof.

[Remainder of the page intentionally left blank; signature page follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours,

AVINGER, INC.

		By:	/s/ Mathew B. Ferguson
Name: Matthew B. Ferguson

Title: Chief Financial Officer

CONFIRMED AND ACCEPTED, as of the date first above written:

CANACCORD GENUITY INC.

By:	/s/ Jeffrey G. Barlow
Authorized Signatory

COWEN AND COMPANY, LLC

By:	/s/ Rene Kraenzlin
Authorized Signatory

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

Schedule A

Name of Underwriter	Number of Initial Securities
Canaccord Genuity Inc	3,428,800

Cowen and Company, LLC	3,428,800

BTIG, LLC	857,200

Stephens, Inc.	857,200

Total	8,572,000

Price per share: $3.255

Schedule B-1

PRICING TERMS

Issuer: Avinger, Inc. (NASDAQ: AVGR) (the “Company”)

Shares offered by the Company: 8,572,000

Shares offered by the Company included in Underwriters’ option to purchase additional shares: 1,285,800

Price to Public: $3.50

Schedule B-2

FREE WRITING PROSPECTUSES

None.

Schedule C

LIST OF PERSONS AND ENTITIES SUBJECT TO LOCK-UP

John B. Simpson, Ph.D., M.D.

Jeffrey M. Soinski

Donald A. Lucas

James B. McElwee

James G. Cullen

Thomas J. Fogarty

Matthew B. Ferguson

Sougata Banerjee

Arjun M. Desai, M.D.

Himanshu N. Patel

John D. Simpson

Plus certain other stockholders of the Company.

Exhibit A

FORM OF OPINION OF WILSON SONSINI GOODRICH & ROSATI

1.                                      The Company is a corporation duly incorporated and validly existing under the laws of the State of Delaware and is in good standing under such laws.  The Company has the requisite corporate power and authority to conduct its business as described in the General Disclosure Package and the Prospectus and to enter into and perform its obligations under the Underwriting Agreement.

2.                                      The Company is duly qualified to do business as a foreign corporation and is in good standing in the State of California.

3.                                      The authorized, issued and outstanding capital stock of the Company (including the Securities) conforms to the descriptions thereof set forth in the General Disclosure Package and the Prospectus under the caption “Description of Capital Stock.”

4.                                      The issuance and sale of the Securities pursuant to the Underwriting Agreement are not subject to any preemptive rights arising (i) by operation of the charter or by-laws of the Company or the Delaware General Corporation Law or (ii) otherwise in the Reviewed Agreements.

5.                                      The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

6.                                      The Securities have been duly authorized for issuance and sale pursuant to the Underwriting Agreement and, when issued and delivered by the Company pursuant to the Underwriting Agreement against payment of the consideration set forth therein, will be validly issued, fully paid and nonassessable.

7.                                      The statements in the Registration Statement, General Disclosure Package and Prospectus under the captions “Description of Capital Stock,” “Material United States Federal Income Tax Consequences to Non-U.S. Holders of Our Common Stock” and “Underwriting” (to the extent of the description of the Underwriting Agreement), in each case insofar as such statements purport to constitute summaries of legal matters or specific provisions of documents referred to therein, fairly summarize in all material respects the matters referred to therein.

8.                                      There are no persons with registration or other similar rights to have any debt or equity securities registered for sale under the Registration Statement or included in the offering contemplated by the Underwriting Agreement pursuant to those agreements identified on Exhibit A attached hereto, except as disclosed in the General Disclosure Package and the Prospectus.

9.                                      The execution and delivery of the Underwriting Agreement by the Company, the performance by the Company of its obligations thereunder and the issuance and sale of the Securities: (i) have been duly authorized by all necessary corporate action on the part of the Company; (ii) will not result in any violation of the provisions of the charter or by-laws of the Company; (iii) will not constitute a breach of, or default or a repayment event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the Reviewed Agreements; or (iv) will not result in any violation of (A) any federal or state law, rule or regulation known to us to be customarily applicable to transactions of this nature; or (B) any order or decree of any court or governmental authority identified on Exhibit B attached hereto.

10.                               No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the consummation of the transactions contemplated by the Underwriting Agreement, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act or applicable state securities or blue sky laws.

11.                               The Company is not, and immediately after receipt of payment for the Securities and the application and investment of the net proceeds from such sale as described under the caption “Use of Proceeds” in the Prospectus, will not be, an “investment company” within the meaning of the Investment Company Act.

Exhibit B

FORM OF LOCK-UP AGREEMENT

Canaccord Genuity Inc.

Cowen and Company, LLC

As Representatives of
the several Underwriters listed in
the Underwriting Agreement

referred to below

c/o Canaccord Genuity Inc.
350 Madison Avenue
New York, New York 10017

c/o Cowen and Company, LLC
599 Lexington Avenue, 27th Floor

New York, NY 10022

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed underwriting agreement (the “Underwriting Agreement”), between Avinger, Inc., a Delaware corporation (the “Company”), and you, as representatives of a group of underwriters named therein (the “Underwriters”), relating to an underwritten public offering (the “Offering”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”).

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Canaccord Genuity Inc. and Cowen and Company, LLC (the “Representatives”), on behalf of the Underwriters, offer, sell, contract to sell, pledge or otherwise transfer or dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder (the “Exchange Act”) with respect to, any shares of Common Stock or any securities convertible into, or exercisable or exchangeable for Common Stock, or publicly announce an intention to effect any such transaction, for a period from the date hereof until, and including the date that is, 90 days after the date of the Underwriting Agreement (the “Lock-Up Period”).  The restrictions described in the foregoing sentence shall not apply to:

a.              the transfer of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (i) to the spouse, domestic partner, parent, sibling, child or grandchild of the undersigned or any other person with whom the undersigned has a relationship by blood, marriage or adoption not more remote than first cousin (each, an “immediate family member”) or to a trust, or other entity formed for estate planning purposes, formed for the direct or indirect benefit of the undersigned or of an immediate family member of the undersigned; (ii) by bona fide gift, will or intestacy; (iii) if the undersigned is a corporation, partnership, limited liability company or other business entity (A) to another corporation, partnership, limited liability company or other business entity that controls, is controlled by or is under common control with the undersigned or (B) as part of a disposition, transfer or distribution by the undersigned to its members, limited partners or equity holders; or (iv) if the undersigned is a trust, to a trustor or beneficiary of the trust; provided that in the case of any transfer or distribution pursuant to this clause (a), (1) each transferee, trustee, donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter for the balance of the Lock-Up Period, and (2) no filing under the Exchange Act shall be required or shall be voluntarily made during the Lock-Up Period;

b.              the receipt by the undersigned from the Company of shares of Common Stock (the “Plan Shares”) upon the vesting of restricted stock awards or exercise of options to purchase the Company’s securities issued pursuant to the Company’s equity incentive plans or the transfer of shares of Common Stock or any securities convertible into Common Stock to the Company upon a vesting event of the Company’s securities or upon the exercise of options or warrants to purchase the Company’s securities, in each case on a “cashless” or “net exercise” basis or to cover tax obligations of the undersigned in connection with such vesting or exercise, provided that any filing under the Exchange Act shall clearly indicate in the footnotes thereto that the filing relates to such exercise, vesting, or sale or transfer to cover tax withholding obligations and provided further, that the Plan Shares shall be subject to the terms of this letter;

c.               the transfer of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to the Company, pursuant to agreements under which the Company has the option to repurchase such shares or securities or a right of first refusal with respect to transfers of such shares or securities;

d.              the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Lock-Up Period and (ii) no public announcement or filing under the Exchange Act is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan; or

e.               the transfer of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock that occurs by operation of law including pursuant to a qualified domestic order or in connection with a divorce settlement, provided that the transferee signs and delivers a lock-up letter substantially in the form of this letter for the balance of the Lock-Up Period.

In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Common Stock in connection with the filing of a registration statement relating to the Offering.  The undersigned further agrees that, for the Lock-Up Period, the undersigned will not, without the prior written consent of the Representatives on behalf of the Underwriters, make any demand for, or exercise any right with respect to, the registration of Common Stock or any other securities of the Company that are substantially similar to Common Stock (including any securities that derive value therefrom), or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock or any such other securities. In addition, the undersigned hereby waives any and all preemptive rights, participation rights, resale rights, rights of first refusal and similar rights that the undersigned may have in connection with the Offering or with any issuance or sale by the Company of any equity or other securities before the Offering.

In the event that either of the Representatives withdraws from or declines to participate in the Offering, all references to the Representatives contained in this agreement shall be deemed to refer to the sole Representative that continues to participate in the Offering (the “Sole Representative”), and, in such event, any written consent, waiver or notice given or delivered in connection with this agreement by the Sole Representative shall be deemed to be sufficient and effective for all purposes under this agreement. In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Yours very truly,

Name:
Address: